UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 or l5(d) of the
Securities Exchange Act of l934

April 21, 2016
Date of report (date of earliest event reported)

SP PLUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 21, 2016, SP Plus Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 22,328,578 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 21,848,521 shares, or approximately 97.85% of all shares outstanding and entitled to vote, were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast at the Annual Meeting.

Proposal 1.

Nominees	For	Withheld	Broker Non-Votes
G Marc Baumann	20,060,147	162,586	625,788
Karen M. Garrison	20,187,814	1,034,919	625,788
Paul Halpern	20,249,973	972,760	625,788
Robert S. Roath	20,168,254	1,054,479	625,788
Wyman T. Roberts	21,060,465	162,268	625,788
Douglas R. Waggoner	21,060,465	162,268	625,788
Jonathan P. Ward	21,012,997	209,736	625,788
James A. Wilhelm	19,402,441	1,820,292	625,788
Gordon H. Woodward	21,012,997	209,736	625,788

Proposal 2.	To cast an advisory vote on the 2015 compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
21,133,079	42,188	47,466	625,788

Proposal 3.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2016.

For	Against	Abstain	Broker Non-Votes
21,741,202	107,319	0	0

As a result, the stockholders elected each nominee as a director of the Company, approved the Company’s 2015 executive compensation, and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: April 25, 2016	By: /s/ VANCE C. JOHNSTON
Vance C. Johnston, Chief Financial Officer and Treasurer